Exhibit 99.10

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Switchback Energy Acquisition Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y	The undersigned hereby appoints Scott McNeill and Jim Mutrie (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Switchback Energy Acquisition Corporation (the “Company” or “Switchback”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on , 2021 at Eastern Time via live webcast at https://www.cstproxy.com/switchbackenergy/sm2020, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒	SWITCHBACK ENERGY ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 10.

(1)	The Business Combination Proposal – To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of September 23, 2020 (the “Business Combination Agreement”), among Switchback Energy Acquisition Corporation (“Switchback”), Lightning Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Switchback (“Merger Sub”), and ChargePoint, Inc., a Delaware corporation (“ChargePoint”), pursuant to which Merger Sub will merge with and into ChargePoint (the “Merger”), with ChargePoint surviving the Merger as a wholly owned subsidiary of Switchback and (b) approve the Merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐	(7)

The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of up to an aggregate of 245,000,000 shares of Class A Common Stock in connection with the Business Combination, (b) the issuance and sale of 22,500,000 shares of Class A Common Stock in a private offering of securities to certain investors in connection with the Business Combination, which shall occur substantially concurrently with, and is contingent upon, the consummation of the transactions contemplated by the Business Combination Agreement and (c) the issuance of up to 76,695,637 shares of Class A Common Stock that may be reserved for issuance in respect of New ChargePoint options issued in exchange for outstanding pre-merger ChargePoint options and in respect of New ChargePoint warrants issued in exchange for outstanding pre-merger ChargePoint warrants (the “NYSE Proposal”).

						FOR ☐	AGAINST ☐	ABSTAIN ☐
					(8)

The 2020 Plan Proposal – To consider and vote upon a proposal to approve and adopt the New ChargePoint 2020 Equity Incentive Plan  and material terms thereunder (the “2020 Plan Proposal”). The 2020 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

						FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)

The Authorized Share Charter Proposal – To increase the number of authorized shares of Switchback’s capital stock, par value $0.0001 per share, from 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, including 200,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), to 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of common stock, par value $0.0001 per share, and (ii) 10,000,000 shares of Preferred Stock (the “Authorized Share Charter Proposal”). The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal, as defined herein.

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(9)

The ESPP Proposal – To consider and vote upon a proposal to approve and adopt the New ChargePoint Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”). The ESPP Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

						FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Director Removal Charter Proposal – To provide that any director or the entire board of directors of Switchback (the “Switchback Board”) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Switchback’s capital stock entitled to vote thereon, voting together as a single class (the “Director Removal Charter Proposal”). The Director Removal Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(10)

The Director Election Proposal – To consider and vote upon a proposal to elect, effective immediately after the effective time of the Merger, three directors to serve until the 2021 annual meeting of stockholders, three directors to serve until the 2022 annual meeting of stockholders and three directors to serve until the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

Nominees:

01 Roxane Bowman

02 Axel Harries

03 Neil Suslak

04 Jeffrey Harris

05 Mark Leschly

06 G. Richard Wagoner, Jr.

07 Bruce Chizen

08 Michael Linse

09 Pasquale Romano

						FOR ALL NOMI- NEES ☐	WITHHOLD VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT* ☐
						Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below: _____________________

(4)

The Charter Amendment Charter Proposal – To consider and vote upon a proposal to require the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Switchback’s capital stock entitled to vote thereon, voting together as a single class, to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Parts A and B of Article FOURTH, Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH of Switchback’s proposed second amended and restated certificate of incorporation (the “Charter Amendment Charter Proposal”). The Charter Amendment Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(11)

The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2020 Plan Proposal, the ESPP Proposal or the Director Election Proposal.

						FOR ☐	AGAINST ☐	ABSTAIN ☐
(5)	The Bylaw Amendment Charter Proposal – To consider and vote upon a proposal to require the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Switchback’s capital stock entitled to vote thereon, voting together as a single class, to adopt, amend or repeal any provision of Switchback’s bylaws (the “Bylaw Amendment Charter Proposal”). The Bylaw Amendment Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Additional Charter Proposal – To consider and vote upon a proposal to make certain other changes that the Switchback Board deems appropriate for a public operating company, including (a) eliminating certain provisions in the Charter relating to Switchback’s Initial Business Combination that will no longer be applicable to Switchback following the closing of the Business Combination, including provisions relating to (i) the Class B Common Stock, (ii) redemption rights with respect to Class A Common Stock, (iii) the Trust Account, (iv) share issuances prior to the consummation of the Initial Business Combination, (v) transactions with affiliates and other blank check companies, (vi) approval of the Initial Business Combination and (vii) the minimum value of the target in the Initial Business Combination, (b) to change the post-combination company’s name to “ChargePoint Holdings, Inc.” (“New ChargePoint”) and (c) removing the provision that Switchback elects to not be subject to Section 203 of the DGCL (the “Additional Charter Proposal” and together with the Authorized Share Charter Proposal, the Director Removal Charter Proposal, the Charter Amendment Charter Proposal and the Bylaw Amendment Charter Proposal, the “Charter Proposals”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Dated__________________________________________

Signature________________________________________

(Signature If Held Jointly)__________________________

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 11 and “FOR ALL NOMINEES” on Proposal No. 10. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.